UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

CATCHMARK TIMBER TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway

Norcross, Georgia 30092-3365

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (770) 449-7800

Former name or former address, if changed since last report:

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information required by item 1.01 is included in Item 2.03 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On December 19, 2013, CatchMark Timber Trust, Inc. (the “Company”), through Timberlands II, LLC and CatchMark Timber Operating Partnership, L.P. (together, the “Borrowers”), entered into a third amended and restated credit agreement (the “Credit Agreement”) with CoBank, ACB (“CoBank”), as administrative agent, joint lead arranger, sole bookrunner, swingline lender and issuing lender, Agfirst Farm Credit Bank, (“Agfirst”), joint lead arranger and syndication agent, and Cooperatieve Centrale Raiffelsen-Boerenleenbank, B.A. (“RaboBank”), as documentation agent, and certain financial institutions, as lenders. The Credit Agreement amends and restates in its entirety the pre-existing senior credit agreement, dated as of September 28, 2012, by and among the Borrowers and CoBank, as administrative agent, lead arranger, and bookrunner, RaboBank, as documentation agent, and Agfirst, as syndication agent, and certain financial institutions, as lenders.

The Credit Agreement provides for borrowing, in each case subject to limitations on availability as set forth therein, under credit facilities consisting of:

•	a $15.0 million revolving credit facility (the “Revolving Credit Facility”),

•	a $150.0 million multi-draw term credit facility (the “Multi-Draw Term Facility”), and

•	the remaining amount outstanding under the Company’s existing term loan credit facility (the “Term Loan Facility”, and together with the Revolving Credit Facility and the Multi-Draw Term Facility, the “New Credit Facilities”), which is $52.2 million.

The Credit Agreement provides that the New Credit Facilities may be increased, upon the agreement of lenders willing to increase their loans, by up to $75.0 million, consisting of up to a $10.0 million increase in the Revolving Credit Facility and the remainder available for incremental term loans.

Borrowings under the Revolving Credit Facility may be used for working capital, to support letters of credit and other general corporate purposes, but may not be used for timber acquisitions. The Revolving Credit Facility will bear interest at an adjustable rate equal to a base rate plus between 0.50% and 1.75% or a LIBOR rate plus between 1.50% and 2.75%, in each case depending on our loan to value (“LTV”) ratio, and will terminate and all amounts under the facility will be due and payable on December 19, 2018.

The Multi-Draw Credit Facility may be drawn upon up to five times during the period beginning on December 19, 2013 through December 19, 2016 and may be used to finance domestic timber acquisitions and associated expenses. Amounts repaid under the Multi-Draw Credit Facility may be reborrowed prior to the third anniversary of the closing date. The Multi-Draw Facility will bear interest at an adjustable rate equal to a base rate plus between 0.75% and 2.00% or a LIBOR rate plus between 1.75% and 3.00%, in each case depending on our LTV ratio, and will terminate and all amounts under the facility will be due and payable on December 19, 2020. The Multi-Draw Credit Facility is interest only until the maturity date; however, if the Company’s LTV ratio is equal to or in excess of 35%, then principal payments will be required to be made beginning on December 31, 2016 at a per annum rate of 7.5% of the principal amount outstanding under the Multi-Draw Credit Facility.

The Term Loan Facility will bear interest at an adjustable rate equal to a base rate plus between 0.50% and 1.75% or a LIBOR rate plus between 1.50% and 2.75%, in each case depending on the Company’s LTV ratio, and will terminate and all amounts under the facility will be due and payable on December 19, 2018.

The representations and covenants contained in the Credit Agreement are customary for financing transactions of this nature including, among others, a requirement that the LTV ratio not exceed 45% at any time and a minimum liquidity balance until the date that the Company has achieved a fixed charge coverage ratio of not less than 1.05:1 (after such date the Company must maintain a fixed coverage charge ratio of not less than 1.05:1), in each case as set forth in the Credit Agreement. In addition, certain other covenants could restrict the Company’s ability to incur additional debt, pay dividends or acquire or dispose of assets.

The Credit Agreement also provides for events of default that are customary for financing transactions of this nature, including cross-defaults to other material indebtedness. Upon the occurrence of an event of default, the Company could be required to immediately repay all amounts outstanding under the applicable facility.

The Borrowers’ obligations under the Credit Agreement are collateralized by a first priority lien on the timberlands owned by the Company’s subsidiaries and substantially all of the Borrowers’ and each of their subsidiaries’ other assets in which a security interest may lawfully be granted, including, without limitation, accounts, equipment, inventory, intellectual property, bank accounts and investment property. In addition, the Borrowers’ obligations under the Credit Agreement are guaranteed by the all of the Borrowers’ subsidiaries. The Company has also agreed to guarantee certain losses caused by certain willful acts of the Borrowers.

The Company and certain of its affiliates may have commercial banking, investment banking and retail lending and other relationships with certain of the lenders under the New Credit Facilities and/or their respective affiliates. These lenders, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, each of the guarantees and the security agreements, each of which was entered into in connection therewith, and copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 to this Current Report and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On December 19, 2013, the Company issued a press release announcing (1) the declaration of a cash distribution for the first quarter, (2) the completion of its refinancing transaction and entry into the Credit Agreement, and (3) changes to its directors and executive officers. A copy of the press release is filed as Exhibit 99.1 to this current report on Form 8-K (the “Current Report”) and is incorporated by reference herein. Certain statements contained in the press release other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,”

“believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that this report is filed with the Securities and Exchange Commission (“SEC”). We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements contained in this report, and we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

The information in Item 7.01 of this report, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit.

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement, dated as of December 19, 2013, by and among Timberlands II, LLC and CatchMark Timber Operating Partnership, L.P., as Borrowers, CoBank, ACB, as Administrative Agent, Joint Lead Arranger, Sole Bookrunner, Swingline Lender and Issuing Lender, AgFirst Farm Credit Bank, as Joint Lead Arranger and Syndication Agent, Cooperatieve Centrale Raiffeisen-Boerenleenbank, B.A. “RaboBank Nederland”, New York Branch, as Document Agent, and Certain Financial Institutions, as the Lenders.

10.2	Second Amended and Restated Security Agreement, dated as of December 19, 2013, made by CatchMark Timber Operating Partnership, L.P., Timberlands II, LLC, CatchMark Timber TRS, Inc., CatchMark TRS Harvesting Operations, LLC, CatchMark HBU, LLC in favor of CoBank, ACB, as administrative agent for the benefit of itself and each Lender Party.

10.3	Second Amended and Restated Security Agreement, dated as of December 19, 2013, made by CatchMark Timber Trust, Inc. in favor of CoBank, ACB, as administrative agent for the benefit of itself and each Lender Party.

10.4	Second Amended and Restated Limited Guaranty, dated as of December 19, 2013, made by CatchMark Timber Trust, Inc. in favor of CoBank, ACB, as administrative agent for the benefit of itself and each Lender Party.

10.5	Second Amended and Restated Guaranty, dated as of December 19, 2013 made by CatchMark Timber TRS, Inc. in favor of CoBank, ACB, as administrative agent for the benefit of itself and each Lender Party.

10.6	Second Amended and Restated Guaranty made by CatchMark TRS Harvesting Operations, LLC in favor of CoBank, ACB, as administrative agent for the benefit of itself and each Lender Party.

10.7	Amended and Restated Guaranty made by CatchMark HBU, LLC in favor of CoBank, ACB, as administrative agent for the benefit of itself and each Lender Party.

10.8	Second Amended and Restated Pledge Agreement, dated as of December 19, 2013, made by CatchMark Timber Operating Partnership, L.P., Timberlands II, LLC, CatchMark Timber TRS, Inc., CatchMark TRS Harvesting Operations, LLC, CatchMark HBU, LLC in favor of CoBank, ACB, as administrative agent for the benefit of itself and each Lender Party.

99.1	Press release dated December 19, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

	By:	/s/ BRIAN M. DAVIS
Brian M. Davis
Senior Vice President and Chief Financial Officer
Date: December 26, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement, dated as of December 19, 2013, by and among Timberlands II, LLC and CatchMark Timber Operating Partnership, L.P., as Borrowers, CoBank, ACB, as Administrative Agent, Joint Lead Arranger, Sole Bookrunner, Swingline Lender and Issuing Lender, AgFirst Farm Credit Bank, as Joint Lead Arranger and Syndication Agent, Cooperatieve Centrale Raiffeisen-Boerenleenbank, B.A. “RaboBank Nederland”, New York Branch, as Document Agent, and Certain Financial Institutions, as the Lenders.

10.2	Second Amended and Restated Security Agreement, dated as of December 19, 2013, made by CatchMark Timber Operating Partnership, L.P., Timberlands II, LLC, CatchMark Timber TRS, Inc., CatchMark TRS Harvesting Operations, LLC, CatchMark HBU, LLC in favor of CoBank, ACB, as administrative agent for the benefit of itself and each Lender Party.

10.3	Second Amended and Restated Security Agreement, dated as of December 19, 2013, made by CatchMark Timber Trust, Inc. in favor of CoBank, ACB, as administrative agent for the benefit of itself and each Lender Party.

10.4	Second Amended and Restated Limited Guaranty, dated as of December 19, 2013, made by CatchMark Timber Trust, Inc. in favor of CoBank, ACB, as administrative agent for the benefit of itself and each Lender Party.

10.5	Second Amended and Restated Guaranty, dated as of December 19, 2013 made by CatchMark Timber TRS, Inc. in favor of CoBank, ACB, as administrative agent for the benefit of itself and each Lender Party.

10.6	Second Amended and Restated Guaranty made by CatchMark TRS Harvesting Operations, LLC in favor of CoBank, ACB, as administrative agent for the benefit of itself and each Lender Party.

10.7	Amended and Restated Guaranty made by CatchMark HBU, LLC in favor of CoBank, ACB, as administrative agent for the benefit of itself and each Lender Party.

10.8	Second Amended and Restated Pledge Agreement, dated as of December 19, 2013, made by CatchMark Timber Operating Partnership, L.P., Timberlands II, LLC, CatchMark Timber TRS, Inc., CatchMark TRS Harvesting Operations, LLC, CatchMark HBU, LLC in favor of CoBank, ACB, as administrative agent for the benefit of itself and each Lender Party.

99.1	Press release dated December 19, 2013